Exhibit 10.1

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), dated as of May 26, 2023, is entered into by and between Everest Consolidator Acquisition Corporation, a Delaware corporation (the “Company”), and Everest Consolidator Sponsor, LLC – Warrants Series, a series of a Delaware series limited liability company (the “Purchaser”).

WHEREAS, pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Current Certificate”), in the event that the Company has not completed an initial Business Combination (as defined in the Current Certificate) by February 28, 2023 (the date that is 15 months after the closing of the Company’s initial public offering of securities (“IPO”)), the Board of Directors of the Company (the “Board”) may extend the period of time to consummate an initial Business Combination by two additional three month periods, to August 28, 2023 at the latest (the date that is 21 months after the closing of the IPO), to consummate an initial Business Combination, provided that the Purchaser (or its affiliates or designees), after providing five business days advance notice prior to the date that the period of time would otherwise expire, has deposited into the Trust Account (as defined below) $1,725,000 in exchange for private placement warrants, at a rate of $1.50 per private placement warrant, with the same terms as the private placement warrants issued on or about the date of the closing of the IPO, with such gross proceeds from such deposits to be added to the proceeds from the IPO held in the Trust Account and to be used to fund the redemption of the shares of the Company’s Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”) in accordance with Section 9.2(d) of the Current Certificate;

WHEREAS, in accordance with the Current Certificate, on February 28, 2023, the Purchaser and the Company previously effected an initial extension of the period of time for the Company to consummate an initial Business Combination by one additional three month period to May 28, 2023;

WHEREAS, in accordance with the Current Certificate, the Board has authorized and approved a second extension of the period of time for the Company to consummate an initial Business Combination by one additional three month period to August 28, 2023 (the “Second Extension”), subject to and effective upon the deposit by the Purchaser into the Trust Account of $1,725,000 in exchange for Private Placement Warrants (as defined below); and

WHEREAS, in connection with, and in furtherance of, the Second Extension, the Purchaser desires to purchase, at a price of $1.50 per warrant, an aggregate of 1,150,000 warrants (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per share of Class A Common Stock (the “Shares”), for an aggregate purchase price of $1,725,000 (the “Purchase Price”), and to deposit such monies into the Trust Account.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.              Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A.           Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchaser.

B.            Purchase and Sale of the Private Placement Warrants. On the date hereof or on such other time and date as may be mutually agreed by the Purchaser and the Company (the “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 1,150,000 Private Placement Warrants at a price of $1.50 per warrant for an aggregate purchase price of $1,725,000 (the “Purchase Price”). The Purchaser shall pay, on or before the Closing Date, the Purchase Price by wire transfer of immediately available funds, directly to the trust account, at a financial institution chosen by the Company, maintained by American Stock Transfer & Trust Company, LLC, acting as trustee, in accordance with the Company’s wiring instructions (the “Trust Account”). On the Closing Date, subject to receipt of funds pursuant to the immediately prior sentence, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

C.            Terms of the Private Placement Warrants.

(i)            Each Private Placement Warrant shall have the terms set forth in that certain Private Warrant Agreement, dated as of November 23, 2021, by and between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”).

(ii)           The Purchaser shall be entitled to certain registration rights relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants pursuant to that certain Registration Rights Agreement, dated as of November 23, 2021, by and between the Company and the Purchaser (the “Registration Rights Agreement”).

Section 2.              Representations and Warranties of the Company.

As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Date) that:

A.           Incorporation and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.            Authorization; No Breach.

(i)            The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

(ii)           The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the certificate of incorporation or bylaws of the Company (in effect on the date hereof or as may be amended prior to the Closing Date) or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.            Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and nonassessable. On the date of issuance of the Private Placement Warrants, the shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Private Placement Warrants purchased by it and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D.            Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby, except for applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Section 3.              Representations and Warranties of the Purchaser.

As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A.           Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.            Authorization; No Breach.

(i)            This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)           The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Date (a) conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser’s equity or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Purchaser’s organizational documents (in effect on the date hereof or as may be amended prior to the Closing Date), or any material law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject, except for any filings required after the date hereof under federal or state securities laws.

C.            Investment Representations.

(i)            The Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”) for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)           The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iii)          The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(iv)          The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(v)           The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder or (ii) sold in reliance on an exemption therefrom; (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; and (c) Rule 144 adopted pursuant to the Securities Act will not be available for resale transactions of Securities prior to a Business Combination and may not be available for resale transactions of Securities after a Business Combination.

(vi)          The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

(vii)         The Purchaser acknowledges and agrees that the Private Placement Warrants will bear a legend substantially in the form set forth in the Warrant Agreement.

(viii)        The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

Section 4.              Conditions of the Purchaser’s Obligations.

The obligations of the Purchaser to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.           Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B.            Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C.            No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.            Warrant Agreement. The Warrant Agreement shall be in effect on terms satisfactory to the Purchaser.

Section 5.              Conditions of the Company’s Obligations.

The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.           Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B.            Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

C.            Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D.            No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E.            Warrant Agreement. The Warrant Agreement shall be in effect.

Section 6.              Miscellaneous.

A.           Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof (including, without limitation one or more of its members).

B.            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.            Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted via facsimile or e-mail shall be valid and effective to bind the party so signing.

D.            Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.            Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

F.            Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COMPANY:

EVEREST CONSOLIDATOR ACQUISITION CORPORATION

By:	/s/ Adam Dooley
Name: Adam Dooley
Title: Chief Executive Officer

PURCHASER:

EVEREST CONSOLIDATOR SPONSOR, LLC – WARRANTS SERIES

By: Belay Associates, LLC, its Managing Member

By:	/s/ Adam Dooley
Name: Adam Dooley
Title: Manager

[Signature Page to Private Placement Warrants Agreement]